EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the quarterly report of Alternative Energy Sources, Inc. a Delaware corporation (the "Company") on Form 10-QSB/A for the period ending September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Mark Beemer, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Alternative Energy Sources, Inc., and will be retained by Alternative Energy Sources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: January 25, 2007

ALTERNATIVE ENERGY SOURCES, INC.

/s/ Mark Beemer
By: Mark Beemer Its: Chief Executive Officer